Exhibit 10.1

AMENDMENT NO. 3 TO TRANSACTION DOCUMENTS

Dated as of April 13, 2007

THIS AMENDMENT NO. 3 TO TRANSACTION DOCUMENTS (this “Amendment”) is entered into by and among MVL Film Finance LLC (the “Borrower”), MVL Productions LLC (“MPROD”), Marvel Studios, Inc. (“Marvel Studios” and together with the Borrower and MPROD, collectively, the “Marvel Parties”), Ambac Assurance Corporation, in its capacity as Control Party (as defined in the Credit Agreement referred to below) (“Ambac”) and HSBC Bank USA, National Association, in its capacity as Collateral Agent (as defined in the Credit Agreement referred to below) (“Collateral Agent”). All capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement referred to below, or, if not defined therein, in the Master Agreement referred to below.

PRELIMINARY STATEMENTS:

(1)           WHEREAS, reference is made to (i) the Credit and Security Agreement dated as of August 31, 2005 (the “Credit Agreement”) among the Borrower, the financial institutions and commercial paper conduits from time to time party thereto, General Electric Capital Corporation, as Administrative Agent, and the Collateral Agent, (ii) the Master Development and Distribution Agreement dated as of August 31, 2005 (the “Master Agreement”) among the Marvel Parties, (iii) the Premium Letter dated as of August 31, 2005 by and between the Borrower and Ambac (the “Premium Letter”), and (iv) Amendment No. 1 to Transaction Documents dated as of September 29, 2006 (“Amendment No. 1”) and Amendment No. 2 to Transaction Documents dated as of February 21, 2007 (“Amendment No. 2”) each by and between the Marvel Parties, Marvel Characters, Inc., MVL Rights LLC, Ambac and the Collateral Agent; and

(2)           WHEREAS, the Marvel Parties have asked Ambac and the Collateral Agent to provide an amendment of certain of the Transaction Documents and the Premium Letter to:

(i)             amend the definition of “Budget” to provide that the 10% contingency referred to therein shall be calculated as a percentage of Budget excluding the following items: (1) Marvel’s Affiliate Producer Fee; (2) any overhead costs of MPROD or any Marvel Company included in the Budget pursuant to the definition of Direct Negative Cost; (3) fees paid to the Completion Guarantor; and (4) for the avoidance of doubt, the contingency reserve;

(ii)            add cineFinance as an approved “Completion Guarantor” under the Master Agreement;

(iii)           amend the definition of “Total Capitalization” contained in the Premium Letter and the Credit Agreement to provide that the consolidated book equity of MEI and its subsidiaries shall not be reduced by the amount of any repurchases of stock by MEI after the Closing Date; and

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Ambac and the Collateral Agent are willing to grant the requests of the Marvel Parties and to amend the Transaction Documents on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

SECTION 1.    Amendments. The Transaction Documents and the Premium Letter are hereby amended as follows:

(a)           The definition of “Budget” contained in the Master Agreement is hereby amended to add after “ten percent (10%)” as follows:

“of the Budget (excluding the following items: (1) Marvel’s Affiliate Producer Fee; (2) any overhead costs of MPROD or any Marvel Company included in the Budget pursuant to the definition of Direct Negative Cost; (3) fees paid to the Completion Guarantor; and (4) for the avoidance of doubt, the contingency reserve)”

(b)           Schedule 1 to the Master Agreement entitled “Approved Completion Guarantors” is hereby amended to include the following company: “cineFinance”.

(c)           The definition of “Total Capitalization” contained in the Premium Letter and in Schedule I to the Credit Agreement is hereby amended and restated as follows:

““Total Capitalization” means, as of any date of determination and without giving effect to the Credit Agreement, the sum of the Total Debt and the consolidated book equity of MEI and its subsidiaries in accordance with GAAP provided that, the consolidated book equity of MEI and its subsidiaries shall not be reduced by the amount of any repurchases of stock by MEI after the Closing Date.”

SECTION 2.	Representations and Warranties of the Marvel Parties.

2.1 The Marvel Parties each hereby represents and warrants to Ambac, the Collateral Agent and the Lenders as follows:

(a)           It is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)           The execution, delivery and performance by it of this Amendment and each other Transaction Document to which it is a party (as modified hereby), and the other transactions contemplated hereby and thereby, are within its limited liability company or corporate powers, have been duly authorized by all necessary limited liability company or corporate action, and do not (i) contravene, or constitute a default under, its constitutive documents, (ii) violate any Law or applicable writ, judgment, injunction, decree, determination or award except where such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease

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or other instrument binding on it or any of its properties, in each case which breach or default has not been permanently waived in accordance therewith or (iv) result in or require the creation or imposition of any Adverse Claim upon or with respect to any of its properties, other than Permitted Liens.

(c)           No consent of any other Person and no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party that has not been obtained is required for the due execution, delivery or performance by it of this Amendment or any other Transaction Document to which it is or is to be a party (as modified hereby).

(d)           This Amendment has been, and each other Transaction Document (as modified hereby) to which it is a party has been, duly executed and delivered by it and is its legal, valid and binding obligation, enforceable against it in accordance with the terms of such document, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

2.2 In addition, the Marvel Parties each hereby represents and warrants to Ambac, the Collateral Agent and the Lenders as follows:

No Event of Default, Potential Event of Default, MSI Default Event, MEI Event of Default or Acceleration Event has occurred and is continuing or would result from the execution, delivery and performance by it of this Amendment and the transactions contemplated hereby.

SECTION 3.	Reference to and Effect on the Transaction Documents, Etc.

(a)           This Amendment shall pertain only to the matters expressly referred to above and is effective only for the limited purposes set forth above, and shall not be deemed to authorize any other action or non-compliance on the Borrower’s, MPROD’s or Marvel Studio’s part which requires the consent of Ambac, the Collateral Agent or any Lender under any Transaction Document.

(b)           On and after the effectiveness of this Amendment, each reference in any Transaction Document to “this Agreement”, “hereunder”, “hereof” or words of like import referring to such Transaction Document, and each reference in each of the other Transaction Documents to such Transaction Document, “thereunder”, “thereof” or words of like import referring to such Transaction Document, shall mean and be a reference to such Transaction Document as amended by this Amendment.

(c)           The Transaction Documents, as specifically modified by this Amendment, Amendment No. 1 and Amendment No. 2, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby.

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(d)         Ambac, as the Control Party, hereby authorizes and instructs the Collateral Agent to execute and deliver this Amendment and all other documents related hereto or as may be necessary or appropriate to effectuate the transactions contemplated by this Amendment, including any and all security agreement supplements and filings under the UCC or other applicable filings.

SECTION 4.   Execution in Counterparts. This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature pages follow]

                              IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMBAC ASSURANCE CORPORATION

By /s/ Kevin P. Graham

Name: Kevin P. Graham

Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Collateral Agent

By /s/ Andres E. Serrano

Name: Andres E. Serrano

Title: Vice President

MVL FILM FINANCE LLC

By /s/ John Turitzin

Name: John Turitzin

Title:	Executive Vice President

MVL PRODUCTIONS LLC

By /s/ John Turitzin

Name: John Turitzin

Title:	Executive Vice President

MARVEL STUDIOS, INC.

By /s/ John Turitzin

Name: John Turitzin

Title:	Executive Vice President